Exhibit 99.1

Investor Contact:	Nancy Christal	Media Contact:	Todd Andrews
	Vice President		Director
	Investor Relations		Corporate Communications
	(914) 722-4704		(401) 770-5717

FOR IMMEDIATE RELEASE

CVS CORPORATION REPORTS FIRST QUARTER 2004 RESULTS

NET EARNINGS INCREASED 25%, WHILE DILUTED EPS JUMPED 23% TO 59 CENTS

WOONSOCKET, RHODE ISLAND, May 5, 2004 - CVS Corporation (NYSE: CVS), today announced sales and earnings for the first quarter ended April 3, 2004.

Net sales for the first quarter ended April 3, 2004 increased 8.0% to $6.82 billion, up from $6.31 billion during the first quarter of 2003. Same store sales (sales from stores open more than one year) for the quarter rose 6.4%, while pharmacy same store sales rose 8.3% and front-end same store sales increased 2.0%. Total pharmacy sales represented 70.3% of total company sales for the quarter. Third party prescription sales were 93.6% of pharmacy sales for the quarter.

Net earnings for the first quarter increased 24.6% to $244.6 million or $0.59 per diluted share, compared with net earnings of $196.3 million or $0.48 per diluted share in the first quarter of 2003.

“I am very pleased with our first quarter results, which reflect healthy sales growth in both our pharmacy and front-end businesses, and significant gross margin improvement,” stated Tom Ryan, Chairman, President, and Chief Executive Officer of CVS Corporation. “The improvement in our gross margin was driven by an increase in generic drug sales, a continued decrease in inventory losses, and a more profitable promotional product mix. By any financial measure, this was a terrific quarter,” concluded Mr. Ryan.

For the first quarter, CVS opened 29 new stores, closed 21 and relocated 17 others. As of April 3, 2004, CVS operated 4,187 retail and specialty pharmacy stores in 32 states and the District of Columbia. On April 5, 2004, the Company announced that it had entered into a definitive agreement under which it will acquire 1,260 Eckerd drug stores, located mainly in the southern United States, in addition to Eckerd Health Services, which includes Eckerd’s mail order and pharmacy benefit management businesses. The transaction is subject to review under the Hart-Scott-Rodino Act, as well as other customary closing conditions, and is expected to close in June of 2004.

The Company will be holding a conference call today for the investment community at 8:30am (EST) to discuss the quarterly results. The call will be simulcast on the Company’s web site for all interested parties. To access the webcast, visit the Company’s web site at http://investor.CVS.com on the Investor Relations page to hear the call live, or to listen to an archive of the call, which will be available for a one-week period following the call.

With more than 40 years of dynamic growth in the retail pharmacy industry, CVS is committed to being the easiest pharmacy retailer for customers to use. CVS has created innovative approaches to serve the healthcare needs of all customers through its over 4,100 CVS/pharmacy® stores, its online pharmacy; CVS.com® and its pharmacy benefit management and specialty pharmacy subsidiary, PharmaCare Management Services. General information about CVS is available through the Investor Relations portion of the Company’s website, at http://investor.cvs.com.

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the caption “Cautionary Statement Concerning Forward-Looking Statements” in its Annual Report on Form 10-K for the fiscal year ended January 3, 2004.

– Tables Follow –

CVS CORPORATION

Consolidated Statements of Operations

(Unaudited)

	13 Weeks Ended
In millions, except per share amounts	April 3, 2004	March 29, 2003
Net sales	$6,818.6	$6,312.8
Cost of goods sold, buying and warehousing costs	5,046.9	4,707.3

Gross margin	1,771.7	1,605.5
Selling, general and administrative expenses	1,272.7	1,191.6
Depreciation and amortization	93.4	82.6

Total operating expenses	1,366.1	1,274.2

Operating profit	405.6	331.3
Interest expense, net	7.8	12.6

Earnings before income tax provision	397.8	318.7
Income tax provision	153.2	122.4

Net earnings	244.6	196.3
Preference dividends, net of income tax benefit	3.6	3.6

Net earnings available to common shareholders	$241.0	$192.7

Basic earnings per common share:
Net earnings	$0.61	$0.49

Weighted average basic common shares outstanding	396.3	393.4

Diluted earnings per common share:(1)
Net earnings	$0.59	$0.48

Weighted average diluted common shares outstanding	412.2	405.7

Dividends declared per common share	$0.06625	$0.05750

(1)	Diluted earnings per common share is computed by dividing (i) net earnings, after accounting for the difference between the dividends on the ESOP preference stock and common stock and after making adjustments for the incentive compensation plans by (ii) Basic shares plus the additional shares that would be issued assuming that all dilutive stock options are exercised and the ESOP preference stock is converted into common stock. The dilutive earnings adjustment was $1.4 million and $1.6 million for the thirteen weeks ended April 3, 2004 and March 29, 2003, respectively.

CVS CORPORATION

Consolidated Balance Sheets

(Unaudited)

In millions, except share and per share amounts	April 3, 2004	January 3, 2004
Assets:
Cash and cash equivalents	$651.5	$843.2
Accounts receivable, net	1,287.9	1,349.6
Inventories	3,923.4	4,016.5
Deferred income taxes	278.2	252.1
Other current assets	65.2	35.1

Total current assets	6,206.2	6,496.5
Property and equipment, net	2,659.6	2,542.1
Goodwill	889.0	889.0
Intangible assets, net	400.9	403.7
Other assets	209.1	211.8

Total assets	$10,364.8	$10,543.1

Liabilities:
Accounts payable	$1,635.1	$1,666.4
Accrued expenses	1,397.3	1,499.6
Short-term debt	—	—
Current portion of long-term debt	23.2	323.2

Total current liabilities	3,055.6	3,489.2
Long-term debt	752.8	753.1
Deferred income taxes	41.6	41.6
Other long-term liabilities	234.1	237.4
Shareholders’ equity:
Preference stock, series one ESOP convertible, par value $1.00: authorized 50,000,000 shares; issued and outstanding 4,426,000 shares at April 3, 2004 and 4,541,000 shares at January 3, 2004	236.6	242.7
Common stock, par value $0.01: authorized 1,000,000,000 shares; issued 411,005,000 shares at April 3, 2004 and 410,187,000 shares at January 3, 2004	4.1	4.1
Treasury stock, at cost: 14,061,000 shares at April 3, 2004 and 14,803,000 shares at January 3, 2004	(407.3)	(428.6)
Guaranteed ESOP obligation	(163.2)	(163.2)
Capital surplus	1,582.6	1,557.2
Retained earnings	5,064.8	4,846.5
Accumulated other comprehensive loss	(36.9)	(36.9)

Total shareholders’ equity	6,280.7	6,021.8

Total liabilities and shareholders’ equity	$10,364.8	$10,543.1

CVS CORPORATION

Consolidated Statements of Cash Flows

(Unaudited)

	13 Weeks Ended
In millions	April 3, 2004	March 29, 2003
Cash flows from operating activities:
Net earnings	$244.6	$196.3
Adjustments required to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	93.4	82.6
Deferred income taxes and other noncash items	(22.1)	5.1
Change in operating assets and liabilities, providing/(requiring) cash, net of effects from acquisitions:
Accounts receivable, net	61.7	(67.8)
Inventories	93.0	146.2
Other current assets	(30.1)	(2.3)
Other assets	7.2	2.0
Accounts payable	(31.4)	(89.1)
Accrued expenses	(91.5)	(88.7)
Other long-term liabilities	(2.5)	(0.7)

Net cash provided by operating activities	322.3	183.6

Cash flows from investing activities:
Additions to property and equipment	(195.7)	(176.0)
Proceeds from sale-leaseback transactions	1.7	—
Acquisitions (net of cash acquired) and investments	(21.9)	(52.1)
Proceeds from sale or disposal of assets	4.6	7.5

Net cash used in investing activities	(211.3)	(220.6)

Cash flow from financing activities:
Reductions in short-term borrowings	—	(4.8)
Dividends paid	(26.2)	(22.6)
Reductions in long-term debt	(300.2)	(0.1)
Proceeds from exercise of stock options	23.7	12.2

Net cash used in financing activities	(302.7)	(15.3)

Net decrease in cash and cash equivalents	(191.7)	(52.3)
Cash and cash equivalents at beginning of period	843.2	700.4

Cash and cash equivalents at end of period	$651.5	$648.1